                                Exhibit (b)(xix)

                      Statement of Additional Information
                  for Retail A, Retail B, Y and Institutional
                     Shares of the Firstar REIT Fund dated
                                 March 1, 2001

FIRSTAR FUNDS INC.
                      Statement of Additional Information



                                   REIT Fund



                                 March 1, 2001


                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

FIRSTAR FUNDS, INC........................................................    2
DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS.....................    2
INVESTMENT STRATEGIES AND RISKS...........................................    4
NET ASSET VALUE...........................................................   11
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION............................   12
DESCRIPTION OF SHARES.....................................................   18
ADDITIONAL INFORMATION CONCERNING TAXES...................................   20
MANAGEMENT OF THE COMPANY.................................................   21
CUSTODIAN, TRANSFER AGENT AND ACCOUNTING SERVICES AGENT...................   30
EXPENSES..................................................................   31
INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS..........................   31
COUNSEL...................................................................   31
CODE OF ETHICS............................................................   31
PERFORMANCE CALCULATIONS..................................................   32
MISCELLANEOUS.............................................................   35
APPENDIX A................................................................  A-1



     This Statement of Additional Information ("SAI"), which is not a prospectus, supplements and should be read in conjunction with the Firstar Funds, Inc.'s prospectus ("Prospectus") dated March 1, 2001, for Retail A, Retail B, Y and Institutional Shares of the REIT Fund ("the Fund"). This SAI is incorporated by reference in its entirety into the Prospectus. The Fund commenced operations as a portfolio (the "Predecessor Fund") of the Firstar Select Funds as further explained herein. On December 11, 2000, the Predecessor Fund was reorganized as a new portfolio of Firstar Funds, Inc. The Prospectus, as well as the Predecessor Fund's Annual Report to Shareholders dated March 31, 2000 and the Predecessor Fund's Semi-Annual Report to Shareholders dated September 30, 2000, may be obtained, without charge, by writing Firstar Mutual Fund Services, LLC at 615 East Michigan Street, P.O. Box 3011, Milwaukee, WI 53201-3011 or by calling 1-800-677-FUND. The Financial Statements and the Independent Accountants' reports thereon are incorporated by reference from the Predecessor Fund's Annual and Semi-Annual Reports into this SAI. No other parts of the Annual and Semi-Annual Reports are incorporated herein by reference.

FIRSTAR FUNDS, INC.

     Firstar Funds, Inc. (the "Company") is a Wisconsin corporation that was incorporated on February 15, 1988 as a management investment company. The Company, formerly known as Portico Funds, Inc., changed its name effective February 1, 1998. The Company is authorized to issue separate classes of shares of Common Stock representing interests in separate investment portfolios.

     The REIT Fund (the "Fund") was originally organized as the Firstar Select REIT-Plus Fund, a separate investment portfolio of Firstar Select Funds. On December 11, 2000, the Fund was reorganized as an investment portfolio of the Company.

     This SAI pertains to Retail A, Retail B, Y and Institutional Shares of the Fund. The Fund is a diversified portfolio under the Investment Company Act of 1940, as amended (the "1940 Act"). The Company also offers other investment portfolios that are described in separate prospectuses and statements of additional information. For information concerning these other portfolios, contact Firstar Mutual Fund Services, LLC by telephone at 1-800-677-FUND or in writing at 615 East Michigan Street, P.O. Box 3011, Milwaukee, Wisconsin 53201-3011.


DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS

     The Company is an open-end management investment company. The following policies supplement the Fund's respective investment objectives and policies as set forth in the Prospectus.

Portfolio Transactions

     Subject to the general supervision of the Board of Directors, Firstar Investment Research & Management Company, LLC ("FIRMCO" or the "Adviser") is responsible for, makes decisions with respect to, and places orders for all purchases and sales of portfolio securities for the Fund.

     The portfolio turnover rate for the Fund is calculated by dividing the lesser of purchases or sales of portfolio securities for the reporting period by the monthly average value of the portfolio securities owned during the reporting period. The calculation excludes all securities, including options, whose maturities or expiration dates at the time of acquisition are one year or less. Portfolio turnover may vary greatly from year to year as well as within a particular year, and may be affected by cash requirements for redemption of shares and by requirements which enable the Fund to receive favorable tax treatment. Portfolio turnover will not be a limiting factor in making portfolio decisions, and the Fund may engage in short-term trading to achieve its investment objective. Generally, a high portfolio turnover rate results in increased transaction costs and higher taxes paid by the Fund's shareholders.
In addition a high rate of portfolio turnover may result in the realization of a larger amount of capital gains which, when distributed to the Fund's shareholders, are taxable to them.

     Transactions on U.S. stock exchanges involve the payment of negotiated brokerage commissions. On exchanges on which commissions are negotiated, the cost of transactions may vary among different brokers. Unlike transactions on U.S. stock exchanges that involve the payment of negotiated brokerage commissions, transactions in foreign securities generally involve the payment of fixed brokerage commissions that are generally higher than those in the United States.

     Transactions in the over-the-counter market are generally principal transactions with dealers and the costs of such transactions involve dealer spreads rather than brokerage commissions. With respect to over-the-counter transactions, the Adviser will normally deal directly with dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere or as described below.

     The Fund may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. The Fund will engage in this practice, however, only when the Adviser in its sole discretion believes such practice to be in the Fund's interest.

For the fiscal years ended March 31, 2000 and 1999, the Predecessor Fund paid brokerage commissions as follows:

                    2000                 1999
                    ----                 ----
                    $45,919              $94,143.88

None of the brokerage commissions were paid to affiliates of the Company, the Adviser, or the Administrator.

     The Advisory Agreement between the Company and the Adviser provides that, in executing portfolio transactions and selecting brokers or dealers, the Adviser will seek to obtain the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commissions, if any, both for the specific transaction and on a continuing basis. In addition, the Agreement authorizes the Adviser to cause the Fund to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Adviser to the Fund. Such brokerage and research services might consist of reports and statistics relating to specific companies or industries, general summaries of groups of stocks or bonds and their comparative earnings and yields, or broad overviews of the stock, bond and government securities markets and the economy.

     Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by the Adviser and does not reduce the advisory fees payable to it by the Fund. The Directors will periodically review the commissions paid by the Fund to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits inuring to the Fund. It is possible that certain of the supplementary research or other services received will primarily benefit one or more other investment companies or other accounts for which investment discretion is exercised. Conversely, the Fund may be the primary beneficiary of the research or services received as a result of portfolio transactions effected for such other account or investment company.

     Portfolio securities will not be purchased from or sold to (and savings deposits will not be made in and repurchase and reverse repurchase agreements will not be entered into with the Adviser, Quasar Distributors, LLC (the "Distributor") or an affiliated person of any of them (as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")) acting as principal. In addition, the Fund will not purchase securities during the existence of any underwriting or selling group relating thereto of which the Distributor or their Adviser or an affiliated person of either of them, is a member, except to the extent permitted by the Securities and Exchange Commission ("SEC").

     Investment decisions for the Fund are made independently from those for other investment companies and accounts advised or managed by the Adviser. Such other investment companies and accounts may also invest in the same securities as the Fund. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and another investment company or account, the transaction will be averaged as to price and available investments allocated as to amount, in a manner which the Adviser believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund. To the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other investment companies or accounts in executing transactions.


INVESTMENT STRATEGIES AND RISKS

     Ratings. The ratings of Standard & Poor's Rating Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's") and other nationally recognized rating agencies represent their opinions as to the quality of debt securities. It should be emphasized, however, that ratings are general and are not absolute standards of quality, and debt securities with the same maturity, interest rate and rating may have different yields while debt securities of the same maturity and interest rate with different ratings may have the same yield.

     The payment of principal and interest on most debt securities purchased by the Fund will depend upon the ability of the issuers to meet their obligations. An issuer's obligations under its debt securities are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. The power or ability of an issuer to meet its obligations for the payment of interest on, and principal of, its debt securities may be materially adversely affected by litigation or other conditions.

     Subsequent to its purchase by the Fund, a rated security may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The Adviser will consider such an event in determining whether the Fund should continue to hold the security. For a more detailed description of ratings, see Appendix A.

     Equity Securities. The Fund may invest in common stock, preferred stock and common stock equivalents (such as convertible preferred stock and convertible debentures) of real estate related companies (including real estate investment trusts ("REITs")) and other companies. Convertible preferred stock is preferred stock that can be converted into common stock pursuant to its terms. Convertible debentures are debt instruments that can be converted into common stock pursuant to their terms. The Adviser intends to invest only in convertible debentures rated A or higher by Standard & Poor's or Moody's or, if unrated, are deemed to be of comparable quality by the Adviser. The Fund may hold warrants and rights issued in conjunction with common stock, but in general will sell any such warrants or rights as soon as practicable after they are received. Warrants are options to purchase equity securities at a specified price valid for a specific time period. Rights are similar to warrants, but normally have a short duration and are distributed by the issuer to its shareholders.

     Corporate Debt Securities. Corporate debt securities are bonds or notes issued by corporations and other business organizations, including business trusts, in order to finance their credit needs. Corporate debt securities include commercial paper which consists of short-term (usually from one to two hundred seventy days) unsecured promissory notes issued by corporations in order to finance their current operations. Corporate debt securities are subject to the risk that the company may not be able to make interest and principal payments when due. In addition, these debt securities may decrease in value when interest rates rise. This interest rate risk increases with debt securities of longer maturities. Under normal circumstances, the Fund may invest up to 5% of its net assets in corporate bonds and notes. The Fund intends to invest only in fixed income securities rated A or higher by Moody's or Standard & Poor's or, if unrated, are deemed to be of comparable quality by the Adviser.

     Securities Lending. The Fund may lend its portfolio securities to unaffiliated domestic broker/dealers and other institutional investors pursuant to agreements requiring that the loans, which may be long-term or short-term, be secured by collateral equal in value to at least the market value of the securities loaned in order to increase return on portfolio securities. Collateral for such loans may include cash, securities of the U.S. government, its agencies or instrumentalities, or an irrevocable letter of credit issued by a bank which meets the investment standards stated below under "Money Market Instruments," or any combination thereof. There may be risks of delay in receiving additional collateral or in recovering the securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers deemed by the Adviser to be of good standing and when, in the Adviser's judgment, the income to be earned from the loan justifies the attendant risks. When the Fund lends its securities, it continues to receive interest or dividends on the securities loaned and may simultaneously earn interest on the investment of the cash collateral which will be invested in readily marketable, high-quality, short-term obligations. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by the Fund if a material event affecting the investment is to occur. In accordance with current SEC policies, the Fund is currently limiting its securities lending to 33-1/3% of the value of its total assets (including the value of the collateral for the loans) at the time of the loan.


     Securities lending arrangements with broker/dealers and other institutional investors require that the loans be secured by collateral equal in value to at least the market value of the securities loaned. During the term of such arrangements, a Fund will maintain such value by the daily marking-to-market of the collateral.

     The Adviser and/or U.S. Bank National Association, which is under common control with the Adviser, may act as securities lending agent for the Fund and receive separate compensation for such services, subject to compliance with conditions contained in an SEC exemptive order.

     Money Market Instruments. The Fund may invest from time to time in "money market instruments," a term that includes, among other things, U.S. government obligations, repurchase agreements, cash, bank obligations, commercial paper, and corporate bonds with remaining maturities of thirteen months or less. These investments are used to help meet anticipated redemption requests or if other suitable securities are unavailable.

     Bank obligations include bankers' acceptances, negotiable certificates of deposit and non-negotiable time deposits, including U.S. dollar-denominated instruments issued or supported by the credit of U.S. or foreign banks or savings institutions. Although the Fund will invest in money market obligations of foreign banks or foreign branches of U.S. banks only where the Adviser determines the instrument to present minimal credit risks, such investments may nevertheless entail risks that are different from those of investments in domestic obligations of U.S. banks due to differences in political, regulatory and economic systems and conditions. All investments in bank obligations are limited to the obligations of financial institutions having more than $1 billion in total assets at the time of purchase, and investments by the Fund in the obligations of foreign banks and foreign branches of U.S. banks will not exceed 25% of the Fund's total assets at the time of purchase. The Fund may also make interest-bearing savings deposits in commercial and savings banks in amounts not in excess of 5% of its net assets.

     Subject to the Fund's investment limitations, short-term investments and repurchase agreements may be entered into on a joint basis by the Fund and other funds advised by the Adviser, or U.S. Bank National Association which is under common control with the Adviser, to the extent permitted by an exemptive order issued by the SEC.

     Repurchase Agreements. The Fund may agree to purchase securities from financial institutions subject to the seller's agreement to repurchase them at an agreed upon time and price ("repurchase agreements"). During the term of the agreement, the Adviser will continue to monitor the creditworthiness of the seller and will require the seller to maintain the value of the securities subject to the agreement at not less than 102% of the repurchase price. Default or bankruptcy of the seller would, however, expose the Fund to possible loss because of adverse market action or delay in connection with the disposition of the underlying securities. The securities held subject to a repurchase agreement may have stated maturities exceeding one year, provided the repurchase agreement itself matures in less than one year.

     The Fund intends to enter into repurchase agreements only with banks with assets of $1 billion or more and registered securities dealers determined by the Adviser to be creditworthy.

     The repurchase price under the repurchase agreements described in the Prospectus generally equals the price paid by the Fund plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the securities underlying the repurchase agreement). Securities subject to repurchase agreements will be held by the Fund's custodian or in the Federal Reserve/Treasury book-entry system or other authorized securities depository. Repurchase agreements are considered to be loans under the 1940 Act.

     Investment Companies. The Fund may invest from time to time in securities issued by other investment companies that invest in high-quality, short-term debt securities. Additionally, the Fund may invest up to 25% of its net assets in money market funds advised by the Adviser U.S. Bank National Association ("U.S. Bank") or any affiliate of either the Adviser or U.S. Bank in accordance with the exemptive order issued by the SEC. Securities of other investment companies not affiliated with the Adviser or U.S. Bank will be acquired by the Fund within the limits prescribed by the 1940 Act. As a shareholder of another investment company, the Fund would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees, and such fees and other expenses will be borne indirectly by the Fund's shareholders. In addition, investment companies in which the Fund may invest may impose a sales or distribution charge in connection with the purchase or redemption of their shares as well as other types of commissions or charges. These expenses would be in addition to the advisory and other expenses that the Fund bears directly in connection with their own operations.



     U.S. Government Obligations. The Fund may invest in a variety of U.S. Treasury obligations including bonds, notes and bills that mainly differ only in their interest rates, maturities and time of issuance. The Fund may also invest in other securities issued or guaranteed by the U.S. government, its agencies and instrumentalities, such as obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), General Services Administration, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation ("FHLMC"), Federal Intermediate Credit Banks, Maritime Administration, and Resolution Trust Corp.

     Obligations of certain agencies and instrumentalities of the U.S. Government, such as GNMA, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Export-Import Bank of the United States, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the FHLMC, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law.

     Under normal circumstances, the Fund may invest up to 5% of its net assets in U.S. government obligations.

     Foreign Securities. The Fund may invest up to 10% of its net assets at the time of purchase in foreign equity securities including REITs. Purchases of foreign securities are usually made in foreign currencies and, as a result, the Fund may incur currency conversion costs and may be affected favorably or unfavorably by changes in the value of foreign currencies against the U.S. dollar. In addition, there may be less information publicly available about a foreign company than about a U.S. company, and foreign companies are not generally subject to accounting, auditing and financial reporting standards and practices comparable to those in the U.S. Other risks associated with investments in foreign securities include changes in restrictions on foreign currency transactions and rates of exchanges, changes in the administrations or economic and monetary policies of foreign governments, the imposition of exchange control regulations, the possibility of expropriation decrees and other adverse foreign governmental action, the imposition of foreign taxes, less liquid markets, less government supervision of exchanges, brokers and issuers, difficulty in enforcing contractual obligations, delays in settlement of securities transactions and greater price volatility. In addition, investing in foreign securities will generally result in higher commissions than investing in similar domestic securities.



     Option Transactions. The Fund may engage in option transactions involving individual securities and stock indexes. An option involves either (a) the right or the obligation to buy or sell a specific instrument at a specific price until the expiration date of the option, or (b) the right to receive payments or the obligation to make payments representing the difference between the closing price of a stock index and the exercise price of the option expressed in dollars times a specified multiple until the expiration date of the option. Options are sold (written) on securities and stock indexes. The purchaser of an option on a security pays the seller (the writer) a premium for the right granted but is not obligated to buy or sell the underlying security. The purchaser of an option on a stock index pays the seller a premium for the right granted, and in return the seller of such an option is obligated to make the payment. A writer of an option may terminate the obligation prior to expiration of the option by making an offsetting purchase of an identical option. Options are traded on organized exchanges and in the over-the-counter market. To cover the potential obligations involved in writing options, the Fund will either (a) own the underlying security, or in the case of an option on a market index, will hold a portfolio of stocks substantially replicating the movement of the index, or (b) the Fund will segregate with the custodian high grade liquid debt obligations sufficient to purchase the underlying security or equal to the market value of the stock index option, marked to market daily.

          The purchase and writing of options requires additional skills and techniques beyond normal portfolio management, and involves certain risks. The purchase of options limits the Fund's potential loss to the amount of the premium paid and can afford the Fund the opportunity to profit from favorable movements in the price of an underlying security to a greater extent than if transactions were effected in the security directly. However, the purchase of an option could result in the Fund losing a greater percentage of its investment than if the transaction were effected directly. When the Fund writes a call option, it will receive a premium, but it will give up the opportunity to profit from a price increase in the underlying security above the exercise price as long as its obligation as a writer continues, and it will retain the risk of loss should the price of the security decline. When the Fund writes a put option, it will assume the risk that the price of the underlying security or instrument will fall below the exercise price, in which case the Fund may be required to purchase the security or instrument at a higher price than the market price of the security or instrument. In addition, there can be no assurance that the Fund can effect a closing transaction on a particular option it has written. Further, the total premium paid for any option may be lost if the Fund does not exercise the option, or, in the case of over-the-counter options, the writer does not perform its obligations.

     Convertible Securities. The Fund may hold convertible securities, subject to its investment limitations. Convertible securities entitle the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the securities mature or are redeemed, converted or exchanged. Prior to conversion, convertible securities have characteristics similar to ordinary debt securities in that they normally provide a stable stream of income with generally higher yields than those of common stock of the same or similar issuers. Convertible securities rank senior to common stock in a corporation's capital structure and therefore generally entail less risk than the corporation's common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. In investing in convertibles, the Fund is looking for the opportunity, through the conversion feature, to participate in the capital appreciation of the common stock into which the securities are convertible, while earning higher current income than is available from the common stock.



     Investment Limitations. The Fund is subject to the investment limitations enumerated below which may be changed with respect to the Fund only by a vote of the holders of a majority of the Fund's outstanding shares (as defined under "Miscellaneous" below).

     1. Borrowing Money. The Fund will not borrow money, except (a) from a bank, provided that immediately after such borrowing there is an asset coverage of 300% for all borrowings of the Fund; or (b) from a bank or other persons for temporary purposes only, provided that such temporary borrowings are in an amount not exceeding 5% of the Fund's total assets at the time when the borrowing is made. This limitation does not preclude the Fund from entering into reverse repurchase transactions, provided that the Fund has an asset coverage of 300% for all borrowings and repurchase commitments of the Fund pursuant to reverse repurchase transactions.

     2. Senior Securities. The Fund will not issue senior securities. This limitation is not applicable to activities that may be deemed to involve the issuance or sale of a senior security by the Fund, provided that the Fund's engagement in such activities is (a) consistent with or permitted by the 1940 Act, the rules and regulations promulgated thereunder or interpretations of the SEC or its staff and (b) as described in the Prospectus and this Statement of Additional Information.

     3. Underwriting. The Fund will not act as underwriter of securities issued by other persons. This limitation is not applicable to the extent that, in connection with the disposition of portfolio securities (including restricted securities), the Fund may be deemed an underwriter under certain federal securities laws.

     4. Real Estate. The Fund will not purchase or sell real estate. This limitation is not applicable to investments in marketable securities which are secured by or represent interests in real estate. This limitation does not preclude the Fund from investing in mortgage-related securities or investing in companies engaged in the real estate business or that have a significant portion of their assets in real estate (including real estate investment trusts).

     5. Commodities. The Fund will not purchase or sell commodities unless acquired as a result of ownership of securities or other investments. This limitation does not preclude the Fund from purchasing or selling options or futures contracts, from investing in securities or other instruments backed by commodities or from investing in companies which are engaged in a commodities business or have a significant portion of their assets in commodities.

     6. Loans. The Fund will not make loans to other persons, except (a) by loaning portfolio securities, (b) by engaging in repurchase agreements, or (c) by purchasing nonpublicly offered debt securities. For purposes of this limitation, the term "loans" shall not include the purchase of a portion of an issue of publicly distributed bonds, debentures or other securities.

     7. Concentration. The Fund will not invest 25% or more of its total assets in any particular industry other than the real estate industry. This limitation is not applicable to investments in obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities or repurchase agreements with respect thereto.



     With respect to the percentages adopted by the Board of Directors as maximum limitations on the Company's investment policies and limitations, an excess above the fixed percentage will not be a violation of the policy or limitation unless the excess results immediately and directly from the acquisition of any security or the action taken. This paragraph does not apply to the borrowing policy set forth in paragraph 1 above.

     Notwithstanding any of the foregoing limitations, any investment company, whether organized as a trust, association or corporation, or a personal holding company, may be merged or consolidated with or acquired by the Company, provided that if such merger, consolidation or acquisition results in an investment by the Fund in the securities of any issuer prohibited by said paragraphs, the Company shall, within ninety days after the consummation of such merger, consolidation or acquisition, dispose of all of the securities of such issuer so acquired or such portion thereof as shall bring the total investment therein within the limitations imposed by said paragraphs above as of the date of consummation.

          The following additional investment limitations with respect to the Fund are not fundamental and may be changed by the Board of Directors without shareholder approval:

     1. Pledging. The Fund will not mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness, any assets of the Fund except as may be necessary in connection with borrowings described in limitation (1) above. Margin deposits, security interests, liens and collateral arrangements with respect to transactions involving options, futures contracts, short sales and other permitted investments and techniques are not deemed to be a mortgage, pledge or hypothecation of assets for purposes of this limitation.

     2. Borrowing. The Fund will not purchase any security while borrowings (including reverse repurchase agreements) representing more than 5% of its total assets are outstanding. The Fund will not engage in borrowing or enter into reverse repurchase agreements.

     3. Margin Purchases. The Fund will not purchase securities or evidences of interest thereon on "margin." This limitation is not applicable to short-term credit obtained by the Fund for the clearance of purchases and sales or redemption of securities, or to arrangements with respect to transactions involving options, futures contracts, short sales and other permitted investments and techniques.

     4. Options. The Fund will not purchase or sell puts, calls, options or straddles, except as described in the Prospectus and this Statement of Additional Information.

     5.   Short Sales.  The Fund will not effect short sales of securities.

     6. Illiquid Securities. The Fund will not purchase securities that are restricted as to resale or otherwise illiquid. For this purpose, illiquid securities generally include securities which cannot be disposed of within seven days in the ordinary course of business without taking a reduced price. Certain Rule 144A securities may be considered liquid; however the Fund has no present intention of investing in such securities.





     Although the foregoing investment limitations would permit the Fund to invest in futures contracts, the Fund does not intend to engage in such transactions. Prior to engaging in such transactions, the Fund would add appropriate disclosure concerning its investments in such instruments in the Prospectus and this Statement of Additional Information.


NET ASSET VALUE

     The net asset value per share of the Fund is calculated separately for Retail A, Retail B, Y and Institutional Shares by adding the value of all portfolio securities and other assets belonging to the Fund that are allocated to a particular series, subtracting the liabilities charged to that series, and dividing the result by the number of outstanding shares of that series. Assets belonging to the Fund consist of the consideration received upon the issuance of shares of the Fund together with all net investment income, realized gains/losses and proceeds derived from the investment thereof, including any proceeds from the sale of such investments, any funds or payments derived from any reinvestment of such proceeds, and a portion of any general assets of the Company not belonging to a particular investment portfolio. The liabilities that are charged to the Fund are borne by each share of the Fund, except for certain payments under the Fund's Distribution and Service Plans and Service Plans applicable to Retail A, Retail B, Institutional and Y Shares. Subject to the provisions of the Articles of Incorporation, determinations by the Board of Directors as to the direct and allocable liabilities, and the allocable portion of any general assets, with respect to the Fund are conclusive.

     Net asset value for purposes of pricing purchase and redemption orders for the Fund is determined as of the close of regular trading hours on the New York Stock Exchange (the "Exchange"), normally 3:00 p.m. Central Time, on each day the Exchange is open for trading. Currently, the Exchange observes the following holidays: New Year's Day, Martin Luther King, Jr. Day, President's Day, Good Friday, Memorial Day (observed), Independence Day (observed), Labor Day, Thanksgiving Day and Christmas.

     Shares which are traded on a recognized domestic stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on the national securities market. The value of the Fund's portfolio securities that are traded on stock exchanges outside the United States are based upon the price on the exchange as of the close of business of the exchange immediately preceding the time of valuation, except when an occurrence subsequent to the time a value was so established is likely to have changed such value. Exchange-traded securities for which there were no transactions are valued at the current bid prices for the Fund. Securities traded on only over-the-counter markets are valued on the basis of closing over-the-counter bid prices. Securities trading in over-the-counter markets in European and Pacific Basin countries is normally completed well before 3:00 P.M. Central time. In addition, European and Pacific Basin securities trading may not take place on all business days. Furthermore, trading takes place in Japanese markets on certain Saturdays and in various foreign markets on days which are not business days in New York and on which the net asset value of the Fund is not calculated. The calculation of the net asset value of the Fund may not take place contemporaneously with the determination of the prices of portfolio securities used in such calculation. Events affecting the values of portfolio securities that occur between the time their prices are determined and 3:00 P.M. Central time, and at other times, may not be reflected in the calculation of net asset value of the Fund.


ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

     Computation of Offering Price of the Fund. An illustration of the computation of the initial offering price per share of the Retail A Shares of the Fund based on the value of the assets of the Predecessor Fund and number of outstanding securities at September 30, 2000 for the Fund, as follows:

          Net Assets (000s)                               $  90
          Number of Shares Outstanding (000s)                12

          Net Asset Value Per Share                       $7.38
          Sales Charge 5.50% of offering price            $0.39
            (5.28% of net asset value per share)

          Public Offering Price                           $7.77

     Shareholder organizations or institutions may be paid by the Fund for advertising, distribution or shareholder services. Depending on the terms of the particular account, shareholder organizations or institutions also may charge their customers fees for automatic investment, redemption and other services provided. Such fees may include, for example, account maintenance fees, compensating balance requirements or fees based upon account transactions, assets or income. Shareholder organizations or institutions are responsible for providing information concerning these services and any charges to any customer who must authorize the purchase of Fund shares prior to such purchase.

     Under the 1940 Act, the Fund may suspend the right of redemption or postpone the date of payment for shares during any period when (a) trading on the Exchange is restricted by applicable rules and regulations of the SEC; (b) the Exchange is closed for other than customary weekend and holiday closings;
(c) the SEC has by order permitted such suspension; or (d) an emergency exists as determined by the SEC. (The Fund may also suspend or postpone the recording of the transfer of its shares upon the occurrence of any of the foregoing conditions.)

     The Company's Articles of Incorporation permit the Fund to redeem an account involuntarily, upon sixty days' notice, if redemptions cause the account's net asset value to remain at less than $1000.

     The Company has filed an election pursuant to Rule 18f-1 under the 1940 Act which provides that each portfolio of the Company is obligated to redeem shares solely in cash up to $250,000 or 1% of such portfolio's net asset value, whichever is less, for any one shareholder within a 90-day period. Any redemption beyond this amount may be made in proceeds other than cash.

     In addition to the situations described in the Prospectus under "Redemption of Shares," the Fund may redeem shares involuntarily when appropriate under the 1940 Act, such as to reimburse the Fund for any loss sustained by reason of the failure of a shareholder to make full payment for shares purchased by the shareholder or to collect any charge relating to a transaction effected for the benefit of a shareholder which is applicable to Fund shares as provided in the Prospectus from time to time.

Reducing Your Sales Charge on Retail A Shares.

     A.   Rights of Accumulation

     As stated in the Prospectus, a reduced sales charge applies to any purchase of Retail A Shares of any Firstar Fund that is sold with a sales charge (an "Eligible Fund") where an investor's then current aggregate investment is $100,000 or more. "Aggregate investment" means the total of (a) the dollar amount of the then current purchase of shares of an Eligible Fund, and (b) the value (based on current net asset value) of previously purchased and beneficially owned shares of any Eligible Fund on which a sales charge has been paid. If, for example, an investor beneficially owns shares of one or more Eligible Funds, with an aggregate current value of $99,000 on which a sales charge has been paid and subsequently purchases shares of an Eligible Fund which is in equity Fund having a current value of $1,000, the sales charge applicable to the subsequent purchase would be reduced to 3.50% of the offering price. Similarly, each subsequent investment in Eligible Fund shares may be added to an investor's aggregate investment at the time of purchase to determine the applicable sales charge.

     B.   Letter of Intent

     As discussed in the Prospectus, Retail A Shares of the Company purchased over a 13-month period through a Letter of Intent qualify for the same reduced sales charge as if all such Shares were purchased at one time. During the term of the Letter of Intent, the transfer agent will hold in escrow shares equal to 5% of the amount indicated in the Letter of Intent for payment of a higher sales charge if an investor does not purchase the full amount indicated in the Letter of Intent. The escrow will be released when an investor fulfills the terms of the Letter of Intent by purchasing the specified amount. Any redemptions made during the 13-month period will be subtracted from the amount of purchases in determining whether the Letter of Intent has been completed. If total purchases qualify for a further sales charge reduction, the sales charge will be adjusted to reflect an investor's total purchases. If total purchases are less than the amount specified in the Letter of Intent, an investor will be requested to remit an amount equal to the difference between the sales charge actually paid and the sales charge applicable to the total purchases. If such remittance is not received within 20 days, the transfer agent, as attorney-in-fact pursuant to the terms of the Letter of Intent and at the Distributor's direction, will redeem an appropriate number of shares held in escrow to realize the difference. Signing a Letter of Intent does not bind an investor to purchase the full amount indicated at the sales charge in effect at the time of signing, but an investor must complete the intended purchase in accordance with the terms of the Letter of Intent to obtain the reduced sales charge. To apply, an investor must indicate his or her intention to do so under a Letter of Intent at the time he or she purchases Shares.

     Exchange Privilege. By use of the exchange privilege, shareholders authorize the Fund's transfer agent to act on telephonic or written exchange instructions from any person representing himself to be the shareholder or, in some cases, the shareholder's registered representative or account representative of record and believed by the transfer agent to be genuine. The transfer agent's records of such instructions are binding. The exchange privilege may be modified or terminated at any time upon notice to shareholders.

     Exchange transactions described in paragraphs A, B, C, D, E, F and G below will be made on the basis of the relative net asset values per share of the Funds included in the transaction.

     A. Retail A Shares of the Fund purchased with a sales charge, as well as additional shares acquired through reinvestment of dividends or distributions on such Shares, may be exchanged without a sales charge for Retail A Shares of any other Fund offered by the Company.

     B. Retail A Shares of the Fund or Retail A shares of a Firstar Funds money market fund ("MMF Shares") acquired by a previous exchange transaction involving Retail A Shares on which a sales charge has directly or indirectly been paid (e.g., shares purchased with a sales charge or issued in connection with an exchange involving shares that had been purchased with a sales charge) as well as additional Retail A Shares acquired through reinvestment of dividends or distributions on such Retail A Shares, may be exchanged without a sales charge for Retail A Shares of any other Fund offered by the Company with a sales charge. To accomplish an exchange under the provisions of this paragraph, investors must notify the transfer agent of their prior ownership of Retail A Shares and their account number.

     C. Retail B Shares of the Fund acquired pursuant to an exchange transaction will continue to be subject to a contingent deferred sales charge. However, Retail B Shares of the Fund that have been acquired through an exchange of Retail B Shares may be exchanged for Retail B Shares of any other Fund offered by the Company without the payment of a contingent deferred sales charge at the time of exchange. In determining the holding period for calculating the contingent deferred sales charge payable on redemption of Retail B Shares, the holding period of the Retail B Shares originally held will be added to the holding period of the Retail B Shares acquired through exchange.

     D. Retail B Shares of the Fund may be exchanged for MMF Shares (but not for Institutional Money Market Fund Shares) without paying a contingent deferred sales charge. In determining the holding period for calculating the contingent deferred sales charge payable on redemption of Retail B Shares, the holding period of the Retail B Shares originally held will be added to the holding period of the MMF Shares acquired through exchange. If the shareholder subsequently exchanges the MMF Shares back into Retail B Shares of the Fund, the holding period on the Shares will continue to accumulate. In the event that a shareholder wishes to redeem MMF Shares acquired by exchange for Retail B Shares of the Fund, the contingent deferred sales charge applicable to the accumulated Retail B Shares and MMF shares will be charged.

     E. Retail A Shares of the Fund may be exchanged without a sales load for Retail A Shares of any other Fund that is offered by the Company without a sales load.

     F. Institutional Shares of the Fund may be exchanged for Institutional Shares of any other Fund offered by the Company.



     G. Y Shares of the Fund may be exchanged for Y Shares of any other Fund offered by the Company. Y Shares of the Fund may be exchanged for shares of the Institutional Money Market Fund or Institutional Shares of any other money market fund offered by the Company.

     Except as stated above, a sales load will be imposed when shares of the Fund that were purchased or otherwise acquired without a sales load are exchanged for Retail A Shares of another Fund offered by the Company which are sold with a sales load.


     Shares in the Fund that are being exchanged will be redeemed at the net asset value per share next determined on the date of receipt. Shares of the new Fund into which the shareholder is investing will be purchased at the net asset value per share next determined (plus any applicable sales charge) after acceptance of the request by the Company in accordance with the policies for accepting investments. Exchanges of Shares will be available only in states where they may legally be made.

     Exemptions from CDSC. Certain types of redemptions may also qualify for an exemption from the contingent deferred sales charge. To receive exemptions (i),

(ii) or (iii) below, a shareholder must explain the status of his or her redemption. If you think you may be eligible for a contingent deferred sales charge waiver listed below, be sure to notify your shareholder organization or the Distributor at the time Retail B Shares are redeemed. The following is a more detailed description of certain of the instances described in the Prospectus in which the contingent deferred sales charge with respect to the B Shares is not assessed:

(i) redemptions in connection with required (or, in some cases, discretionary) distributions to participants or beneficiaries of an employee pension, profit sharing or other trust or tax-qualified retirement or Keogh plan, individual retirement account ("IRA") or custodial account maintained pursuant to Section 403(b)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), due to death, disability or the attainment of a specified age;

(ii)   redemptions in connection with the death or disability of a shareholder;
or

(iii) redemptions resulting from certain tax-free returns from IRAs of contributions pursuant to Section 408(d)(4) or (5) of the Code.

Retirement Plans: Retail Shares of the Fund

     Individual Retirement Accounts. The Company has available a plan (the "Traditional IRA") for use by individuals with compensation for services rendered (including earned income from self-employment) who wish to use shares of the Fund as a funding medium for individual retirement saving. However, except for rollover contributions, an individual who has attained, or will attain, age 70 1/2 before the end of the taxable year may only contribute to a Traditional IRA for his or her nonworking spouse under age 70 1/2. Distribution of an individual's Traditional IRA assets (and earnings thereon) before the individual attains age 59 1/2 will (with certain exceptions) result in an additional 10% tax on the amount included in the individual's gross income. Earnings on amounts contributed to the Traditional IRA are not subject to federal income tax until distributed.

     The Company also has available a Roth Individual Retirement Account (the "Roth IRA") for retirement saving for use by individuals with compensation for services rendered. A single individual with adjusted gross income of up to $110,000 may contribute to a Roth IRA (for married couples filing jointly, the adjusted gross income limit is $160,000), and contributions may be made even after the Roth IRA owner has attained age 70 1/2, as long as the account owner has earned income. Contributions to a Roth IRA are not deductible. Earnings on amounts contributed to a Roth IRA, however, are not subject to federal income tax when distributed if the distribution is a "qualified distribution" (i.e., the Roth IRA has been held for at least five years beginning with the first tax year for which a contribution was made to any Roth IRA of the account owner and the distribution is due to the account owner's attainment of age 59 1/2, disability or death, or for qualified first-time homebuyer expenses). A non-qualified distribution of an individual's Roth IRA assets (and the earnings thereon) will (with certain exceptions) result in an additional 10% tax on the amount included in the individual's gross income.

     The Company permits certain employers (including self-employed individuals) to make contributions to employees' Traditional IRAs if the employer establishes a Simplified Employee Pension ("SEP") plan and/or a Salary Reduction SEP ("SARSEP"). Although SARSEPs may not be established after 1996, employers may continue to make contributions to SARSEPs established before January 1, 1997, under the pre-1997 federal tax law. A SEP permits an employer to make discretionary contributions to all of its employees' Traditional IRAs (employees who have not met certain eligibility criteria may be excluded) equal to a uniform percentage of each employee's compensation (subject to certain limits). If an employer (including a self-employed individual) established a SARSEP before January 1, 1997, employees may defer a percentage of their compensation -
- pre-tax -- to Traditional IRAs (subject to certain limits). The Code provides certain tax benefits for contributions by an employer, pursuant to a SEP and/or SARSEP, to an employee's Traditional IRA. For example, contributions to an employee's Traditional IRA pursuant to a SEP and/or SARSEP are deductible (subject to certain limits) and the contributions and earnings thereon are not taxed until distributed.

     Savings Incentive Match Plan for Employees of Small Employers. The Company also has available a simplified tax-favored retirement plan for employees of small employers (a "SIMPLE IRA Plan"). If an employer establishes a SIMPLE IRA Plan, contributions under the Plan are made to eligible employees' SIMPLE individual retirement accounts ("SIMPLE IRAs"). Each eligible employee may choose to defer a percentage of his or her pre-tax compensation to the employee's SIMPLE IRA. The employer must generally make an annual matching contribution to the SIMPLE IRA of each eligible employee equal to the employee's salary reduction contributions, up to a limit of 3 percent of the employee's compensation. Alternatively, the employer may make an annual non-discretionary contribution to the SIMPLE IRA of each eligible employee equal to 2 percent of each employee's compensation. As with contributions to an employee's IRA pursuant to a SEP and/or SARSEP, the Code provides tax benefits for contributions by an employer, pursuant to a SIMPLE IRA Plan, to an employee's SIMPLE IRA. For example, contributions to an employee's SIMPLE IRA are deductible (subject to certain limits) and the contributions and earnings thereon are not taxed until distributed.

     In the SIMPLE IRA Plan and in Traditional and Roth IRAs, distributions of net investment income and capital gains will be automatically reinvested.

     The foregoing brief descriptions are not complete or definitive explanations of the SIMPLE IRA Plan, the Traditional IRA, or the Roth IRA available for investment in the Fund. Any person who wishes to establish a retirement plan account may do so by contacting Firstar Investor Services at 1-800-677-FUND. The complete Plan documents and applications will be provided to existing or prospective shareholders upon request, without obligation. The Company recommends that investors consult their attorneys or tax advisors to determine if the retirement programs described herein are appropriate for their needs.

     Additional Information Regarding Shareholder Services for Retail Shares

     The Retail Shares of the Fund offer a Periodic Investment Plan whereby a shareholder may automatically make purchases of shares of the Fund on a regular, monthly basis ($50 minimum per transaction). Under the Periodic Investment Plan, a shareholder's designated bank or other financial institution debits a preauthorized amount on the shareholder's account each month and applies the amount to the purchase of Retail Shares. The Periodic Investment Plan must be implemented with a financial institution that is a member of the Automated Clearing House. No service fee is currently charged by the Fund for participation in the Periodic Investment Plan. A $20 fee will be imposed by the transfer agent if sufficient funds are not available in the shareholder's account or the shareholder's account has been closed at the time of the automatic transaction.

     The Periodic Investment Plan permits an investor to use "Dollar Cost Averaging" in making investments. Instead of trying to time market performance, a fixed dollar amount is invested in Retail A or Retail B Shares at predetermined intervals. This may help investors to reduce their average cost per share because the agreed upon fixed investment amount allows more Retail A or Retail B Shares to be purchased during periods of lower Retail A or Retail B Share prices and fewer Retail A or Retail B Shares to be purchased during periods of higher Retail A or Retail B Share prices. In order to be effective, Dollar Cost Averaging should usually be followed on a sustained, consistent basis. Investors should be aware, however, that Retail A or Retail B Shares bought using Dollar Cost Averaging are purchased without regard to their price on the day of investment or to market trends. Dollar Cost Averaging does not assure a profit and does not protect against losses in a declining market. In addition, while investors may find Dollar Cost Averaging to be beneficial, it will not prevent a loss if an investor ultimately redeems his Retail A or Retail B Shares at a price which is lower than their purchase price. An investor may want to consider his financial ability to continue purchases through periods of low price levels.

     The Retail Shares of the Fund permit shareholders to effect ConvertiFund(R) transactions, an automated method by which a Retail A or Retail B shareholder may invest proceeds from one Retail A or Retail B Share account to another Retail A or Retail B Share account of the Company, as the case may be. Such proceeds include dividend distributions, capital gain distributions and systematic withdrawals. ConvertiFund(R) transactions may be used to invest funds from a regular account to another regular account, from a qualified plan account to another qualified plan account, or from a qualified plan account to a regular account.

     The Retail Shares of the Fund offer shareholders a Systematic Withdrawal Plan, which allows a shareholder who owns shares of the Fund worth at least $5,000 at current net asset value at the time the shareholder initiates the Systematic Withdrawal Plan to designate that a fixed sum ($50 minimum per transaction) be distributed to the shareholder or as otherwise directed at regular intervals.

Special Procedures for In-Kind Payments

     Payment for shares of the Fund may, in the discretion of the Fund, be made in the form of securities that are permissible investments for the Fund as described in its Prospectus. For further information about this form of payment, contact Firstar Investor Services at 1-800-677-FUND. In connection with an in-kind securities payment, the Fund will require, among other things, that the securities be valued on the day of purchase in accordance with the pricing methods used by the Fund; that the Fund receive satisfactory assurances that it will have good and marketable title to the securities received by it; that the securities be in proper form for transfer to the Fund; that adequate information be provided to the Fund concerning the basis and other tax matters relating to the securities; and that the amount of the purchase be at least $1,000,000.

DESCRIPTION OF SHARES

     The Company's Articles of Incorporation authorize the Board of Directors to issue an indefinite number of full and fractional shares of common stock, $.0001 par value per share, which is divided into 200 classes, numbered consecutively 1 through 200. Classes 1 through 36 have been designated as individual portfolios of the Company and each such class is divided into series. The remaining classes will be reserved for future issuance. Shares designated Class 34 represent interests in the Fund and are divided into four series designated as Institutional Shares, Retail A Shares, Retail B Shares and Y Shares (each, a "Series"). Each Series consists of the number of shares set forth in the table below:

Class-Series of                    Number of Authorized
Common Stock                      Shares in Each Series
------------                      ---------------------
34-Institutional                       100 Million
34-Y                                   100 Million
34-A                                   100 Million
34-B                                   100 Million

     In the event of a liquidation or dissolution of the Company or the Fund, shareholders of the Fund would be entitled to receive the assets available for distribution belonging to the Fund, and a proportionate distribution, based upon the relative assets of the Company's respective investment portfolios, of any general assets not belonging to any particular portfolio which are available for distribution. Subject to the allocation of certain costs, expenses, charges and reserves attributed to the operation of a particular series as described in the Prospectus, shareholders of the Fund are entitled to participate equally in the net distributable assets of the Fund on liquidation, based on the number of shares of the Fund that are held by each shareholder.

     Shareholders of each series of the Fund are entitled to one vote for each full share held and proportionate fractional votes for fractional shares held. Shareholders of the Fund, as well as those of any other investment portfolio offered by the Company, will vote together in the aggregate and not separately on a portfolio-by-portfolio basis, except as otherwise required by law or when the Board of Directors determines that the matter to be voted upon affects only the interests of the shareholders of a particular class or a particular series within a class. Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Company shall not be deemed to have been effectively acted upon unless approved by the shareholders of each portfolio affected by the matter. A portfolio is affected by a matter unless it is clear that the interests of each portfolio in the matter are substantially identical or that the matter does not affect any interest of the portfolio. Under the Rule, the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to a portfolio only if approved by a majority of the outstanding shares of such portfolio. However, the Rule also provides that the ratification of the appointment of independent accountants, the approval of principal underwriting contracts and the election of Directors may be effectively acted upon by shareholders of the Company voting together in the aggregate without regard to particular portfolios. Similarly, on any matter submitted to the vote of shareholders which only pertains to agreements, liabilities or expenses applicable to one series of the Fund (such as a Distribution and Service Plan applicable to Retail A or Retail B Shares) but not the other series of the Fund, only the affected series will be entitled to vote. Each Institutional, Retail A, Retail B or Y Share of the Fund represents an equal proportionate interest with other Institutional, Retail A, Retail B or Y Shares in the Fund, respectively. Shares are entitled to such dividends and distributions earned on its assets as are declared at the discretion of the Board of Directors. Shares of the Fund do not have preemptive rights.

     When issued for payment as described in the Prospectus and this SAI, shares of the Fund will be fully paid and non-assessable by the Company, except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as amended, which in general provides for personal liability on the part of a corporation's shareholders for unpaid wages of employees. The Company does not intend to have any employees and, to that extent, the foregoing statute will be inapplicable to holders of Fund shares and will not have a material effect on the Company.

     The Articles of Incorporation authorize the Board of Directors, without shareholder approval (unless otherwise required by applicable law), to: (a) sell and convey the assets belonging to a series of shares to another management investment company for consideration which may include securities issued by the purchaser and, in connection therewith, to cause all outstanding shares of such series to be redeemed at a price which is equal to their net asset value and which may be paid in cash or by distribution of the securities or other consideration received from the sale and conveyance; (b) sell and convert the assets belonging to a series of shares into money and, in connection therewith, to cause all outstanding shares of such series to be redeemed at their net asset value; or (c) combine the assets belonging to a series of shares with the assets belonging to one or more other series of shares if the Board of Directors reasonably determines that such combination will not have a material adverse effect on the shareholders of any series participating in such combination and, in connection therewith, to cause all outstanding shares of any such series to be redeemed or converted into shares of another series of shares at their net asset value.


ADDITIONAL INFORMATION CONCERNING TAXES

     The Fund intends to qualify as a regulated investment company under Subchapter M of the Code, and to distribute out its income to shareholders each year, so that the Fund itself generally will be relieved of federal income and excise taxes. If the Fund were to fail to so qualify: (1) the Fund would be taxed at regular corporate rates without any deduction for distributions to shareholders; and (2) shareholders would be taxed as if they received ordinary dividends, although corporate shareholders could be eligible for the dividends received deduction. Moreover, if the Fund were to fail to make sufficient distributions in a year, the Fund would be subject to corporate income taxes and/or excise taxes in respect of the shortfall or, if the shortfall is large enough, the Fund could be disqualified as a regulated investment company.

     A 4% non-deductible excise tax is imposed on regulated investment companies that fail to distribute with respect to each calendar year at least 98% of their ordinary taxable income for the calendar year and capital gain net income (excess of capital gains over capital losses) for the one year period ending October 31 of such calendar year and 100% of any such amounts that were not distributed in the prior year. The Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.

     Dividends declared in October, November or December of any year that are payable to shareholders of record on a specified date in such months will be deemed to have been received by shareholders and paid by the Fund on December 31 of such year if such dividends are actually paid during January of the following year.

     The Fund will be required in certain cases to withhold and remit to the United States Treasury 31% of taxable dividends or gross sale proceeds paid to any shareholder who (i) has failed to provide a correct tax identification number, (ii) is subject to back-up withholding by the Internal Revenue Service for failure to properly include on his or her return payments of taxable interest or dividends, or (iii) has failed to certify to the Fund that he or she is not subject to back-up withholding when required to do so or that he or she is an "exempt recipient."



MANAGEMENT OF THE COMPANY

     The business and affairs of the Fund are managed under the direction of the Board of Directors of the Company. The Board is responsible for acting on behalf of the shareholders.

     The Board does not normally hold shareholder meetings except when required by the 1940 Act or other applicable law. The Board will call a shareholders' meeting for the purpose of voting on the question of removal of a Director when requested to do so in writing by the record holders of not less than 10% of the outstanding shares of the Company that are entitled to vote.

Directors and Officers

     The Directors and Officers of the Company, their addresses, principal occupations during the past five years and other affiliations are as follows:

                                Position(s) held with   Principal Occupations During Past 5 Years and
Name, Address & Age             the Company             Other Affiliations
---------------------------------------------------------------------------------------------------------
Glen R. Bomberger               Director                Executive Vice President, Chief Financial
One Park Plaza                                          Officer and Director, A.O. Smith Corporation (a
11270 West Park Place                                   diversified manufacturing company) since January
Milwaukee, WI 53224-3690                                1987; Director of companies affiliated with A.O.
Age: 63                                                 Smith Corporation; Director, Smith Investment
                                                        Company; Director of companies affiliated with
                                                        Smith Investment Company.

Bronson J. Haase*               Director                President and CEO of Wisconsin Gas Company,
6948 Wildwood Point                                     WICOR Energy, FieldTech and Vice President of
Chenequa, WI 53029                                      WICOR, Inc. from 1998 to October 2000; President
Age: 57                                                 and CEO of Ameritech - Wisconsin (formerly
                                                        Wisconsin Bell) from 1993 to 1998; President of
                                                        Wisconsin Bell Communications from 1993 to 1998;
                                                        Board of Directors, The Marcus Corporation;
                                                        Trustee of Roundy Foods; Chairman of the
                                                        Wisconsin Utilities Association.

Dawn M. Hornback                Director                Trustee of Firstar Stellar Funds from February
Observatory Group, Inc.                                 1997 to December 2000; Founder, President and
700 Walnut Street                                       Chief Executive Officer of Observatory Group,
Suite 450                                               Inc. (brand identity firm) since August 1990.
Cincinnati, OH 45202
Age: 37


                                Position(s) held with   Principal Occupations During Past 5 Years and
Name, Address & Age             the Company             Other Affiliations
---------------------------------------------------------------------------------------------------------

Joseph J. Hunt                  Director                Director of Mercantile Mutual Funds, Inc. since
Iron Workers International                              1994; Treasurer of the International Association
Union                                                   of Bridge, Structural and Ornamental Iron
1750 New York Ave., N.W.                                Workers (IABSOIW) (international labor union)
Suite 400                                               since 1998; General Vice-President of IABSOIW
Washington, D.C. 20006                                  from 1994 to 1998.
Age: 58

Jerry G. Remmel                 Director                Retired; Vice President, Treasurer and Chief
16650A Lake Circle                                      Financial Officer of Wisconsin Energy
Brookfield, WI 53005                                    Corporation from 1994 to 1996; Treasurer of
Age: 69                                                 Wisconsin Electric Power Company from 1973 to
                                                        1996; Director of Wisconsin Electric Power
                                                        Company from 1989 to 1996; Senior Vice
                                                        President, Wisconsin Electric Power Company from
                                                        1988 to 1994; Chief Financial Officer, Wisconsin
                                                        Electric Power Company from 1983 to 1996; Vice
                                                        President and Treasurer, Wisconsin Electric
                                                        Power Company from 1983 to 1989.

Richard K. Riederer             Director                Retired; President and Chief Executive Officer
741 Chestnut Road                                       of Weirton Steel from 1995 to 2001; Director of
Sewickley, PA 15143                                     Weirton Steel from 1993 to 2001; Executive Vice
Age: 57                                                 President and Chief Financial Officer, Weirton
                                                        Steel January from 1994 to 1995; Vice President
                                                        of Finance and Chief Financial Officer, Weirton

                                                        Steel January from 1989 to 1994; Member, Board
                                                        of Directors of American Iron and Steel
                                                        Institute since 1995; Member, Board of
                                                        Directors, National Association of Manufacturers
                                                        since 1995; Member, Board of Directors, WESBANCO
                                                        since September 1997; Trustee of Carnegie Mellon
                                                        University since 1997.

James M. Wade                   Chairman of the Board   Retired; Vice President and Chief Financial
2802 Wind Bluff Circle                                  Officer, Johnson Controls, Inc. (a controls
Wilmington, NC 28409                                    manufacturing company) from January 1987 to May
Age: 57                                                 1991.

Jerry V. Woodham                Director                Chairman of the Board, President and Director of
St. Louis University                                    Mercantile Mutual Funds, Inc. since 1982;
Fitzgerald Hall                                         Treasurer, St. Louis University since August
3500 Lindell Blvd.                                      1996; Treasurer, Washington University from 1981
St. Louis, MO 63131                                     to 1995.
Age: 58






                                Position(s) held with   Principal Occupations During Past 5 Years and
Name, Address & Age             the Company             Other Affiliations
---------------------------------------------------------------------------------------------------------
Marian Zentmyer*                President and Director  President, since 2001, Chief Equity Investment
777 E. Wisconsin Ave.                                   Officer and Director, FIRMCO, since 1998; Senior
Suite 800                                               Vice President and Senior Portfolio Manager,
Milwaukee, WI 53202                                     FIRMCO from 1995 to 1998.
Age 44

William H. Zimmer, III          Director                Trustee and member of Audit Committee of Firstar
Ecampus.com                                             Stellar Funds from February 1996 to December
1999 Richmond Road                                      2000, Senior Vice President and Chief Financial
Lexington, KY 40502                                     Officer, ecampus.com since September 1999
Age: 47                                                 (e-commerce); Executive Vice-President and Chief
                                                        Financial Officer, Advanced Communications
                                                        Group, Inc. since December 1998; Corporate Vice
                                                        President and Treasurer, Cincinnati Bell, Inc.
                                                        from November 1997 to December 1997; Secretary
                                                        and Treasurer, Cincinnati Bell, Inc. from August
                                                        1991 to November 1997; Secretary and Assistant
                                                        Treasurer, Cincinnati Bell, Inc. from December
                                                        1988 to August 1991; Assistant Secretary and
                                                        Assistant Treasurer, Cincinnati Bell, Inc. from
                                                        April 1987 to December 1988.

W. Bruce McConnel               Secretary               Partner of the law firm of Drinker Biddle &
One Logan Square                                        Reath LLP.
18th & Cherry Streets
Philadelphia, PA 19103
Age: 58

Laura J. Rauman                 Vice President          Senior Vice President, FIRMCO since 1995; Vice
777 E. Wisconsin Avenue,                                President of Mercantile Mutual Funds since
Suite 800                                               April, 2000; Senior Auditor, Price Waterhouse,
Milwaukee, WI 53202                                     LLP, prior thereto.
Age: 32

Joseph C. Neuberger             Assistant Treasurer     Senior Vice President, Firstar Mutual Fund

615 E. Michigan Street                                  Services, LLC since 1994; Manager, Arthur
Milwaukee, WI 53202                                     Andersen LLP, prior thereto.
Age: 39


* Mr. Haase and Ms. Zentmyer are considered by the Company to be "interested persons" of the Company as defined in the 1940 Act.

     The following table presents certain information for the fiscal year ended October 31, 2000 about the fees received by the directors of the Company as directors and/or officers of the Company:





                                                        PENSION OR                            TOTAL COMPENSATION
                                                        RETIREMENT                               FROM COMPANY
                                   AGGREGATE         BENEFITS ACCRUED    ESTIMATED ANNUAL          AND FUND
         NAME OF               COMPENSATION FROM      AS PART OF FUND     BENEFITS UPON        COMPLEX* PAID TO
     PERSON/ POSITION             THE COMPANY            EXPENSES           RETIREMENT            DIRECTORS
     ----------------             -----------            --------           ----------            ---------
       James M. Wade                $19,500                $0                   $0                 $19,500
   Chairman of the Board
     Glen R. Bomberger              $16,000+               $0                   $0                 $16,000
         Director
      Jerry G. Remmel               $16,000                $0                   $0                 $16,000
         Director
    Richard K. Riederer             $16,000                $0                   $0                 $16,000
         Director
      Charles R. Roy                $16,000                $0                   $0                 $16,000
         Director
     Bronson J. Haase               $16,000                $0                   $0                 $16,000
         Director
    Dawn M. Hornback++              $     0                $0                   $0                 $     0
         Director
     Joseph J. Hunt++               $     0                $0                   $0                 $     0
         Director
    Jerry V. Woodham++              $     0                $0                   $0                 $     0
         Director
    William H. Zimmer++             $     0                $0                   $0                 $     0
         Director
     Marian Zentmyer++              $     0                $0                   $0                 $     0
         Director


     _______________
     *The "Fund Complex" includes only the Company. The Company is comprised of 36 separate portfolios.
+ Includes $15,000 which Mr. Bomberger elected to defer under the Company's deferred compensation plan.
++ Mmes. Hornback and Zentmyer and Messrs. Hunt, Woodham and Zimmer were elected as Directors on November 8, 2000.

     Each Director receives an annual fee of $10,000, a $1,000 per meeting attendance fee and reimbursement of expenses incurred as a Director. The Chairman of the Board is entitled to receive an additional $3,500 per annum for services in such capacity. For the fiscal year ended October 31, 2000, the Directors and Officers received aggregate fees and reimbursed expenses of $105,633. Ms. Zentmyer, Ms. Rauman and Mr. Neuberger receive no fees from the Company for their services as President and Director, Vice President and Assistant Treasurer, respectively, although FIRMCO, of which Ms. Zentmyer and Ms. Rauman are President, Chief Investment Officer of Equities and Director and Senior Vice President, respectively, receives fees from the Company for advisory services and Firstar Mutual Fund Services, LLC of which Mr. Neuberger is Senior Vice President, receives fees from the Company for administration, transfer agency and accounting services. FIRMCO is a wholly owned subsidiary of Firstar Corporation. Drinker Biddle & Reath LLP, of which Mr. McConnel is a partner, receives legal fees as counsel to the Company. As of the date of this SAI, the Directors and Officers of the Company, as a group, owned less than 1% of the outstanding shares of the Fund.

     Directors, employees, retirees and their families of Firstar Corporation or its affiliates are exempt and do not have to pay front-end sales charges (provided the status of the investment is explained at the time of investment) on purchases of Retail A Shares. These exemptions to the imposition of a front-end sales charge are due to the nature of the investors and/or the reduced sales efforts that will be needed in obtaining such investments.

Advisory Services

     FIRMCO, a Wisconsin limited liability company and subsidiary of Firstar Corporation, a bank holding company, became the investment adviser to the Fund as of December 11, 2000.

     FIRMCO is entitled to be paid contractual fees computed daily and paid monthly, at the annual rate (as a percentage of such Fund's average daily net assets) as follows:

           -----------------------
                   Amount
               Before Waivers
               --------------
           -----------------------
                   0.75%
           -----------------------

FIRMCO has contractually agreed to waive fees and reimburse expenses for Retail A, Retail B, Y and Institutional Shares for the Fund until October 31, 2001.

     Prior to November 24, 2000, investment advisory services for the Predecessor Fund were provided by Firstar Bank, N.A., also a subsidiary of Firstar Corporation. For the fiscal years ended March 31, 2000, 1999 and 1998, the Predecessor Fund paid Firstar Bank, N.A. advisory fees (after waivers), as follows:

               2000             1999            1998
               ----             ----            ----
               $229,393         $281,358        $214,090/1/

________________
/1/ For the period from June 24, 1997 (commencement of operations) to March 31, 1998.

     FIRMCO is also the investment adviser to the Money Market Fund, Tax-Exempt Money Market Fund, Ohio Tax-Exempt Money Market Fund, U.S. Government Money Market Fund, U.S. Treasury Money Market Fund, Short-Term Bond Fund, Intermediate Bond Fund, U.S. Government Securities Fund, Aggregate Bond Fund, Bond IMMDEX(TM) Fund, Strategic Income Fund, Tax-Exempt Intermediate Bond Fund, Missouri Tax-Exempt Bond Fund, National Municipal Bond Fund, Balanced Income Fund, Balanced Growth Fund, Growth & Income Fund, Equity Income Fund, Relative Value Fund, Equity Index Fund, Large Cap Core Equity Fund, Large Cap Growth Fund, International Value Fund, Global Equity Fund, International Growth Fund, MidCap Index Fund, MidCap Core Equity Fund, Small Cap Index Fund, Small Cap Core Equity Fund, Science & Technology Fund and MicroCap Fund. In its Investment Advisory Agreement, the Adviser has agreed to pay all expenses incurred by it in connection with its advisory activities, other than the cost of securities and other investments, including brokerage commissions and other transaction charges, if any, purchased or sold for the Funds.

     In addition to the compensation stated in the Prospectus, the Adviser is entitled to 4/10ths of the gross income earned by the Fund on each loan of its securities, excluding capital gains or losses, if any. Pursuant to current policy of the SEC, the Adviser does not intend to receive compensation for such securities lending activity.

     Under its Investment Advisory Agreement, the Adviser is not liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of such Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from its reckless disregard of its duties and obligations under the Agreement.

Administration and Distribution Services

     Firstar Mutual Fund Services, LLC serves as administrator (the "Administrator") to the Company. Under the Fund Administration Servicing Agreement, the Administrator has agreed to maintain office facilities, furnish clerical services, stationery and office supplies; monitor the company's arrangements with respect to services provided by shareholder organizations and institutions; and generally assist in the Company's operations. The following administrative services are also provided by the Administrator: compile data for and prepare, with respect to the Company, timely Notices to the SEC required pursuant to Rule 24f-2 under the 1940 Act and Semi-Annual Reports to the SEC and current Shareholders; coordinate execution and filing by the Company of all federal and state tax returns and required tax filings other than those required to be made by the Company's custodian and transfer agent; prepare compliance filings and Blue Sky registrations pursuant to state securities laws with the advice of the Company's counsel; assist to the extent requested by the Company with the Company's preparation of Annual and Semi-Annual Reports to the Fund's shareholders and Registration Statements for the Fund; monitor the Fund's expense accruals and cause all appropriate expenses to be paid on proper authorization from the Fund; monitor the Fund's status as a regulated investment company under Subchapter M of the Code; maintain the Fund's fidelity bond as required by the 1940 Act; and monitor compliance with the policies and limitations of the Fund as set forth in the Prospectus and this SAI.

     The Administrator is entitled to receive a fee for its administrative services, computed daily and payable monthly, at the annual rate of 0.125% of the Company's first $2 billion of average aggregate daily net assets, plus 0.10% of the Company's average aggregate daily net assets in excess of $2 billion.
The Administrator may voluntarily waive all or a portion of its administrative fee from time to time. This waiver may be terminated at any time at the Administrator's discretion.



     Under the Fund Administration Servicing Agreement, the Administrator is not liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of the Agreement, except a loss resulting from willful misconduct, bad faith or negligence on the part of the Administrator in the performance of its duties.

     Firstar Trust Company became Co-Administrator to the Company on September 1, 1994, and assigned its rights and obligations to Firstar Mutual Fund Services, LLC on October 1, 1998. From January 1, 1995 until August 1, 2000, B.C. Ziegler and Company served as co-administrator to the Company (together the "Co-Administrators").

     Prior to November 24, 2000, Unified Fund Services, Inc. ("Unified") served as administrator, transfer agent and fund accountant to the Predecessor Fund.

Effective December 1, 2000, Firstar Mutual Fund Services, LLC serves as administrator of the Predecessor Fund.

     For the fiscal years ended March 31, 2000, 1999 and 1998, the Predecessor Fund paid Unified administration and fund accounting fees (after waivers) as follows:

             2000            1999          1998
             ----            ----          ----
            $66,953        $75,658       $29,253/1/

_________
/1/ For the period from June 24, 1997 (commencement of operations) to March 31, 1998.

     Quasar Distributors, LLC, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, provides distribution services for the Fund as described in the Fund's Prospectus pursuant to a Distribution Agreement with the Fund under which the Distributor, as agent, sells shares of each Fund on a continuous basis. The Distributor has agreed to use its best efforts to solicit orders for the sale of shares, although it is not obliged to sell any particular amount of shares. The Distributor causes expenses to be paid for the cost of printing and distributing prospectuses to persons who are not shareholders of the Fund (excluding preparation and printing expenses necessary for the continued registration of the Fund's shares) and of printing and distributing all sales literature.

     Prior to December 11, 2000, Unified Management Corporation ("Unified") served as distributor to the Predecessor Fund. Unified was obligated to sell shares of the Predecessor Fund on a best efforts basis only against purchase orders for the shares. Shares of the Predecessor Fund were offered to the public on a continuous basis.

Shareholder Organizations

Retail A Shares

     As stated in the Prospectus, the Fund intends to enter into agreements from time to time with shareholder organizations providing for support and/or distribution services to customers of the shareholder organizations who are the beneficial owners of Retail A Shares of the Fund. Under the agreements, the Fund may pay shareholder organizations up to 0.25% (on an annualized basis) of the average daily net asset value of Retail A Shares beneficially owned by their customers. Support services provided by shareholder organizations under their Service Agreements or Distribution and Service Agreements may include: (i) processing dividend and distribution payments from the Fund; (ii) providing information periodically to customers showing their share positions; (iii) arranging for bank wires; (iv) responding to customer inquiries; (v) providing sub-accounting with respect to shares beneficially owned by customers or the information necessary for sub-accounting; (vi) forwarding shareholder communications; (vii) assisting in processing share purchase, exchange and redemption requests from customers; (viii) assisting customers in changing dividend options, account designations and addresses; and (ix) other similar services requested by the Fund. In addition, shareholder organizations, under the Distribution and Service Plan applicable to Retail A Shares, may provide assistance (such as the forwarding of sales literature and advertising to their customers) in connection with the distribution of Retail A Shares. All fees paid under these agreements are borne exclusively by the Fund's Retail A Shares.

     The Fund's arrangements with shareholder organizations under the agreements are governed by two Plans (a Service Plan and a Rule 12b-1 Distribution and Service Plan) for Retail A Shares, which have been adopted by the Board of Directors.

Retail B Shares

     The Company has also adopted a Distribution and Service Plan pursuant to Rule 12b-1 and a Service Plan with respect to the Retail B Shares of the Fund. Under the Distribution and Service Plan, payments by the Company (i) for distribution expenses may not exceed 0.75% (annualized) of the average daily net assets attributable to a Fund's outstanding Retail B Shares; and (ii) for shareholder liaison services may not exceed 0.25% (annualized), respectively, of the average daily net assets attributable to the Fund's outstanding Retail B Shares. Under the separate Service Plan for the Retail B Shares, payments by the Company for shareholder administrative support services may not exceed 0.25% (annualized) of the average daily net assets attributable to each Fund's outstanding Retail B Shares.

     Because the Distribution and Service Plans contemplate the provision of services related to the distribution of Retail Shares (in addition to support services), those Plans have been adopted in accordance with Rule 12b-1 under the 1940 Act. In accordance with the Plans, the Board of Directors reviews, at least quarterly, a written report of the amounts expended in connection with the Fund's arrangements under the Plans and the purposes for which the expenditures were made. In addition, the arrangements must be approved annually by a majority of the Directors, including a majority of the Directors who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in such arrangements (the "Disinterested Directors").

Y Shares

     As stated in the Prospectus, the Fund intends to enter into agreements from time to time with shareholder organizations providing for support services to customers of the shareholder organizations who are the beneficial owners of Y Shares of the Fund. Under the agreements, the Fund may pay shareholder organizations up to 0.25% (on an annualized basis) of the average daily net asset value of Y Shares beneficially owned by their customers. Support services provided by shareholder organizations under their Service Agreements may include: (i) processing dividend and distribution payments from the Fund; (ii) providing information periodically to customers showing their share positions;
(iii) arranging for bank wires; (iv) responding to customer inquiries; (v) providing sub-accounting with respect to shares beneficially owned by customers or the information necessary for sub-accounting; (vi) forwarding shareholder communications; (vii) assisting in processing share purchase, exchange and redemption requests from customers; (viii) assisting customers in changing dividend options, account designations and addresses; and (ix) other similar services requested by the Fund. All fees paid under these agreements are borne exclusively by the Fund's Y Shares.

     The Fund believes that there is a reasonable likelihood that its arrangements with shareholder organizations will benefit the Fund and the holders of Retail A, Retail B or Y Shares as a way of allowing shareholder organizations to participate with the Fund in the provision of support and distribution services to customers of the shareholder organization who own Retail A, Retail B or Y Shares. Any material amendment to the arrangements with shareholder organizations under the respective agreements must be approved by a majority of the Board of Directors (including a majority of the Disinterested Directors), and any amendment to increase materially the costs under a Distribution and Service Distribution and Service Plan with respect to the Fund must be approved by the holders of a majority of the outstanding Retail A or Retail B Shares of the Fund. So long as the Distribution and Service Plans are in effect, the selection and nomination of the members of the Board of Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund will be committed to the discretion of such Disinterested Directors.

     Under the terms of their agreement with the Company, shareholder organizations are required to provide a schedule of any fees that they may charge to their customers relating to the investment of their assets in shares covered by the agreements. In addition, investors should contact their shareholder organizations with respect to the availability of shareholder services and the particular shareholder organization's procedures for purchasing and redeeming shares. It is the responsibility of shareholder organizations to transmit purchase and redemption orders and record those orders in customers' accounts on a timely basis in accordance with their agreements with customers. At the request of a shareholder organization, the transfer agent's charge of $12.00 for each wire of redemption proceeds may be billed directly to the shareholder organization.

     Regulatory Matters. Conflict of interest restrictions may apply to the receipt of compensation paid pursuant to a Service Agreement by the Fund to a financial intermediary in connection with the investment of fiduciary funds in the Fund's Shares. Institutions, including banks regulated by the Comptroller of the Currency and investment advisers and other money managers subject to the jurisdiction of the SEC, the Department of Labor or state securities commissions, should consult legal counsel before entering into Service Agreements.

     Shares of the Fund are not bank deposits, are neither endorsed by, insured by, or guaranteed by, obligations of, nor otherwise supported by the FDIC, the Federal Reserve Board, Firstar Bank, N.A. or FIRMCO, their affiliates or any other bank, or any other governmental agency. An investment in the Fund involves risks including possible loss of principal.



CUSTODIAN, TRANSFER AGENT AND ACCOUNTING SERVICES AGENT

     Firstar Bank, N.A. serves as custodian of the Fund's assets. Under the Custody Agreement, Firstar Bank, N.A. has agreed to (i) maintain a separate account in the name of the Fund, (ii) make receipts and disbursements of money on behalf of the Fund, (iii) collect and receive all income and other payments and distributions on account of the Fund's portfolio investments, (iv) respond to correspondence from shareholders, security brokers and others relating to its duties, and (v) make periodic reports to the Company concerning the Fund's operations. Firstar Bank, N.A. may, at its own expense, open and maintain a custody account or accounts on behalf of the Fund with other banks or trust companies, provided that Firstar Bank, N.A. shall remain liable for the performance of all of its duties under the Custody Agreement notwithstanding any delegation. For its services as custodian, Firstar Bank, N.A. is entitled to receive a fee, payable monthly, based on the annual rate of 0.02% of the Company's first $2 billion of total assets, plus 0.015% of the Company's next $2 billion of total assets, plus 0.01% of the Company's next $1 billion plus 0.005% on the balance. In addition, Firstar Bank, N.A., as custodian, is entitled to certain charges for securities transactions and reimbursement for expenses.

     Firstar Mutual Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as transfer agent and dividend disbursing agent for the Fund under a Shareholder Servicing Agent Agreement. As transfer and dividend disbursing agent, Firstar Mutual Fund Services, LLC has agreed to (i) issue and redeem shares of the Fund, (ii) make dividend and other distributions to shareholders of the Fund, (iii) respond to correspondence by Fund shareholders and others relating to its duties, (iv) maintain shareholder accounts, and (v) make periodic reports to the Fund. For its transfer agency and dividend disbursing services, Firstar Mutual Fund Services, LLC is entitled to receive a fee at the rate of $15.00 per shareholder account with an annual minimum of $24,000 plus a 0.01% asset-based fee, and certain other transaction charges and reimbursement for expenses.

     In addition, the Fund has entered into a Fund Accounting Servicing Agreement with Firstar Mutual Fund Services, LLC pursuant to which Firstar Mutual Fund Services, LLC has agreed to maintain the financial accounts and records of the Fund in compliance with the 1940 Act and to provide other accounting services to the Fund. For its accounting services, Firstar Mutual Fund Services, LLC is entitled to receive fees, payable monthly, at the following annual rates of the market value of the Fund's assets -- $45,000 on the first $100 million, 0.01875% on the next $200 million, 0.01125% on the balance, plus out-of-pocket expenses, including pricing expenses.

     Effective December 1, 2000, Firstar Mutual Fund Services, LLC, with principal offices at 615 East Michigan Street Milwaukee, WI 53202, served as the transfer agent and dividend disbursing agent to the Predecessor Fund. Prior to November 24, 2000, Unified Fund Services, Inc., located at 431 North Pennsylvania, Indianapolis, Indiana 46204, served as the Predecessor Fund's transfer agent and dividend disbursing agent.

     An affiliate of the Adviser acts as the Fund's securities lending agent and receives fees for those services.



EXPENSES

     Operating expenses of the Fund include taxes, interest, fees and expenses of Directors and officers, SEC fees, state securities registration and qualification fees, advisory fees, administrative fees, shareholder organization fees (Retail A, Retail B and Y Shares only), charges of the custodian, transfer agent, dividend disbursing agent and accounting services agent, certain insurance premiums, auditing and legal expenses, costs of preparing and printing prospectuses for regulatory purposes and for distribution to shareholders, costs of shareholder reports and meetings, membership fees in the Investment Company Institute, and any extraordinary expenses. The Fund also pays any brokerage fees, commissions and other transactions charges (if any) incurred in connection with the purchase or sale of portfolio securities.

INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS

     PricewaterhouseCoopers LLP, independent accountants, 100 East Wisconsin Avenue, Suite 1500, Milwaukee, Wisconsin 53202, serve as auditors for the Company.

     The Annual Report to Shareholders with respect to the Predecessor Fund for the fiscal year ended March 31, 2000 was prepared by McCurdy & Associates, CPAs, and has been filed with the SEC. The financial statements, notes thereto, and Report of Independent Accountants in such Annual Report are incorporated by reference into this Statement of Additional Information. The financial statements and notes thereto in the Annual Report and Report of Independent Accountants in such Annual Report are incorporated by reference in reliance upon such report given upon the authority of McCurdy & Associates, CPAs as experts in accounting and auditing.

     The Semi-Annual Report to Shareholders with respect to the Predecessor Fund for the six-month period ended September 30, 2000 has been filed with the SEC. The financial statements and notes thereto in such Semi-Annual Report are incorporated by reference into this Statement of Additional Information.

COUNSEL

     Drinker Biddle & Reath LLP (of which Mr. McConnel, Secretary of the Company, is a partner), One Logan Square, 18/th/ and Cherry Streets, Philadelphia, PA 19103-6996, serve as counsel to the Company and will pass upon the legality of the shares offered by the Fund's Prospectus.


                                 CODE OF ETHICS

     The Company, Adviser and Distributor have adopted codes of ethics that permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Fund.



PERFORMANCE CALCULATIONS

     From time to time, the total return of the Retail A, Retail B, Y and Institutional Shares of the Fund may be quoted in advertisements, shareholder reports or other communications to shareholders. Performance information is generally available by calling Firstar Mutual Fund Services, LLC at 1-800-677-FUND.

Total Return Calculations.

     The Fund computes "average annual total return" separately for its Retail A, Retail B, Y and Institutional Shares. Average annual total return reflects the average annual percentage change in value of an investment in shares of a series over the measuring period. This is computed by determining the average annual compounded rates of return during specified periods that equate the initial amount invested in a particular series to the ending redeemable value of such investment in the series. This is done by dividing the ending redeemable value of a hypothetical $1,000 initial payment by $1,000 and raising the quotient to a power equal to one divided by the number of years (or fractional portion thereof) covered by the computation and subtracting one from the result. This calculation can be expressed as follows:

                              P(1 + T)/n/  = ERV

                 Where: T =  average annual total return.

                      ERV = ending redeemable value at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period.

                        P =  hypothetical initial payment of $1,000.

                        n = period covered by the computation, expressed in terms of years.

     The Fund may compute aggregate total return, which reflects the total percentage change in value over the measuring period. The Fund computes its aggregate total returns separately for its Retail A, Retail B, Y and Institutional Shares, by determining the aggregate rates of return during specified periods that likewise equate the initial amount invested in a particular series to the ending redeemable value of such investment in the series. The formula for calculating aggregate total return is as follows:

                     Aggregate Total Return = [( ERV/P)-1]

     The calculations of average annual total return and aggregate total return assume the reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value (variable "ERV" in each formula) is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations. In addition, the Fund's average annual total return and aggregate total return reflect the deduction of the 5.50% maximum front-end sales charge in connection with the purchase of Retail A Shares and the 5.00% maximum sales load charged in connection with redemptions of Retail B Shares. The Fund may also advertise total return data without reflecting sales charges in accordance with the rules of the SEC. Quotations that do not reflect the sales charge will, of course, be higher than quotations that do reflect the sales charge.

     The total return of the Fund's Shares may be compared in publications to those of other mutual funds with similar investment objectives and to stock, bond and other relevant indices, to rankings, or other information prepared by independent services or other financial or industry publications that monitor the performance of mutual funds or to investments for which reliable performance data is available. For example, the total return of the Fund's shares may be compared to data prepared by Lipper Analytical Services, Inc. In addition, the total return of the Fund's shares may be compared to the Lehman Brothers Government/Corporate Total Index; S&P 500 Index; the S&P MidCap 400 Index, the S&P Small Cap 600 Index, Morgan Stanley REIT Index, NAREIT Index, Lipper Growth & Income Average, the NASDAQ Composite Index, an index of unmanaged groups of common stocks of domestic companies that are quoted on the National Association of Securities Quotation System; the Dow Jones Industrial Average, a recognized unmanaged index of common stocks of 30 industrial companies listed on the New York Stock Exchange; the Wilshire Top 750 Index, an index of all domestic equity issues which are traded over the national exchanges; the Russell 1000 Value Index, Russell 2000 Index; the Value Line Composite Index, an unmanaged index of nearly 1,700 stocks reviewed in Ratings & Reports; the Russell MidCap Index; the Wilshire Next 1750 Index; the Wilshire MidCap 750 Index; and the Consumer Price Index. Total return data as reported in national financial publications, such as Money Magazine, Forbes, Barron's, Morningstar Mutual Funds, Mutual Funds Magazine, Kiplinger's Personal Finance Magazine, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the performance of the Fund.

     Performance quotations represent past performance, and should not be considered as representative of future results. Performance assumes the reinvestment of all net investment income and capital gains and reflects fee waivers. In the absence of fee waivers, performance would be reduced. The investment return and principal value of an investment in the Fund's shares will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Since performance will fluctuate, performance data for the Fund cannot necessarily be used to compare an investment in the Fund's shares with bank deposits, savings accounts and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Investors should remember that performance is generally a function of the kind and quality of the investments held in a portfolio, portfolio maturity, operating expenses and market conditions. Any fees charged by institutions directly to their customer accounts in connection with investments in the Fund will not be included in the Fund's calculations of total return and will reduce the total return received by the accounts.

     The Fund began operations on June 24, 1997 as a separate portfolio (the "Predecessor Select Fund") of Firstar Select Funds. On December 11, 2000 the Predecessor Select Fund was reorganized as a new portfolio of Firstar Funds, Inc. The performance set forth below is based on the performance of corresponding classes of the Predecessor Select Fund. As of the date of this SAI, the Fund has not offered Retail A or Y Shares. Because those shares have less than one calendar year's performance, no average annual returns are shown for them.



     The performance for the period prior to June 24, 1997 is the performance of a common trust fund managed by the Adviser which operated during the periods prior to commencement of operations of the Predecessor Fund using materially equivalent investment objectives, policies, guidelines and restrictions as the Predecessor Select Fund. The common trust fund transferred its assets to the Predecessor Select Fund at the commencement of operations. At the time of the transfer, the Adviser did not manage any other collective investment or common trust funds using materially equivalent investment objectives, policies and guidelines and restrictions to those of the Predecessor Select Fund. The common trust fund was not registered under 1940 Act and was not subject to certain
restrictions that are imposed by the 1940 Act and the Code.   The common trust
fund's performance was adjusted to reflect expenses of 1.34% (the percentage of expenses estimated for the Predecessor Select Fund in its original prospectus).

If the common trust fund had been registered under the 1940 Act, performance may have been adversely affected.

     The following are the average annual total returns for shares of the Fund from the date of the Fund's inception through December 31, 2000. These returns are based on the returns of the Predecessor Fund. The Fund's Institutional Shares correspond to the Predecessor Fund's B Shares and Y Shares.

                          Average Annual Total Return


                              For The 1 Year   For The 5 Years  For The 10 Years
                                  Ended              Ended           Ended
                                12/31/2000        12/31/2000      12/31/2000
    Institutional Shares          25.80%             9.27%             12.01%
    Retail B Shares               20.69%              N/A               N/A%


     The Fund may also from time to time include discussions or illustrations of the effects of compounding in advertisements. "Compounding" refers to the fact that, if dividends or other distributions on a Fund investment are reinvested by being paid in additional Fund shares, any future income or capital appreciation of the Fund would increase the value, not only of the original Fund investment, but also of the additional Fund shares received through reinvestment. As a result, the value of the Fund investment would increase more quickly than if dividends or other distribution had been paid in cash. The Fund may also include discussions or illustrations of the potential investment goals of a prospective investor, investment management techniques, policies or investment suitability of the Fund, economic conditions, the effects of inflation and historical performance of various asset classes, including but not limited to, stocks, bonds and Treasury bills. From time to time advertisements or communications to shareholders may summarize the substance of information contained in shareholder reports (including the investment composition of the Fund), as well as the views of the Adviser as to market, economic, trade and interest trends, legislative, regulatory and monetary developments, investment strategies and related matters believed to be of relevance to the Fund. The Fund may also include in advertisements, charts, graphs or drawings which illustrate the potential risks and rewards of investment in various investment vehicles, including but not limited to stocks, bonds, treasury bills and shares of the Fund. In addition, advertisement or shareholder communications may include a discussion of certain attributes or benefits to be derived by an investment in the Fund. Such advertisements or communications may include symbols, headlines or other materials which highlight or summarize the information discussed in more detail therein.

MISCELLANEOUS

     As used in this SAI and in the Prospectus, a majority of the outstanding shares of the Fund means, with respect to the approval of an investment advisory agreement or a change in a fundamental investment policy, the lesser of (1) 67% of the shares of the Fund represented at a meeting at which the holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (2) more than 50% of the outstanding shares of the Fund.

     As of January 31, 2001, the Adviser and its affiliates held of record substantially all of the outstanding shares of each of the Company's investment portfolios as agent, custodian, trustee or investment adviser on behalf of their customers. At such date, Firstar Bank, N.A., 425 Walnut Street, Cincinnati, Ohio 45202, and its affiliated banks held as beneficial owner five percent or more of the outstanding shares of the following investment portfolios of the Company because they possessed sole voting or investment power with respect to such shares:

Money Market                                                    71%
Institutional Money Market                                      97%
Tax-Exempt Money Market                                         89%
Ohio Tax-Exempt Money Market                                   100%
U.S. Treasury Money Market                                      90%
U.S. Government Money Market                                    80%
Short-Term Bond                                                 72%
Intermediate Bond                                               92%
U.S. Government Securities                                      96%
Aggregate Bond                                                  97%
Bond IMMDEX(TM)                                                 80%
Strategic Income                                                80%
Tax-Exempt Intermediate Bond                                    91%
Missouri Tax-Exempt Bond Fund                                   85%
National Municipal Bond                                         99%
Balanced Income                                                 69%
Balanced Growth                                                 74%
Growth & Income                                                 71%
Equity Income                                                   97%
Relative Value                                                  86%
Equity Index                                                    81%
Large Cap Core Equity                                           86%
Large Cap Growth                                                71%
MidCap Core Equity                                              78%
MidCap Index                                                    97%
Small Cap Core Equity                                           91%
MicroCap                                                        85%
International Value                                             86%
International Growth                                            96%
Global Equity                                                   99%
Small Cap Index                                                 99%
Science & Technology                                            87%
REIT                                                            99%


At such date, no other person was known by the Company to hold of record or beneficially 5 % or more of the outstanding shares of any investment portfolio of the Company.



                                   APPENDIX A


Commercial Paper Ratings

  A Standard & Poor's commercial paper rating is a current opinion of the creditworthiness of an obligor with respect to financial obligations having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard and Poor's for commercial paper:

  "A-1" - Obligations are rated in the highest category indicating that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

  "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

  "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

  "B" - Obligations are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

  "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

  "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

  Moody's commercial paper ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for commercial paper:

  "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

  "Prime-2" - Issuers (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

  "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

  "Not Prime" - Issuers do not fall within any of the Prime rating categories.

  Fitch short-term ratings apply to time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner. The following summarizes the rating categories used by Fitch for short-term obligations:

  "F1" - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

  "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

  "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.



  "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

  "C" - Securities possess high default risk. This designation indicates a capacity for meeting financial commitments which is solely reliant upon a sustained, favorable business and economic environment.



  "D" - Securities are in actual or imminent payment default.


CORPORATE AND MUNICIPAL LONG-TERM DEBT RATINGS

  The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

  "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

  "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

  "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

  "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

  Obligations rated "BB," "B," "CCC," "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

  "BB" - An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

  "B" - An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB", but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

  "CCC" - An obligation rated "CCC" is currently vulnerable to nonpayment, and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

  "CC" - An obligation rated "CC" is currently highly vulnerable to nonpayment.



  "C" - An obligation rated "C" is currently highly vulnerable to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued.

  "D" - An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

  - PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.



The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

  "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

  "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds.
They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the "Aaa" securities.

  "A" - Bonds possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

  "Baa" - Bonds are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.



     "Ba" - Bonds are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

     "B" - Bonds generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     "Caa" - Bonds are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

     "Ca" - Bonds represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

     "C" - Bonds are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.



Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa". The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.

The following summarizes long-term ratings used by Fitch:

  "AAA" - Securities considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

  "AA" - Securities considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

  "A" - Securities considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk and indicate strong capacity for timely payment of financial commitments. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

  "BBB" - Securities considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

  "BB" - Securities considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

  "B" - Securities are considered highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

  "CCC", "CC" and "C" - Securities have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings signal imminent default.

  "DDD," "DD" and "D" - Securities are in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

  Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.





MUNICIPAL NOTE RATINGS


  A Standard and Poor's note rating reflects the liquidity factors and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's for municipal notes:

  "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.

  "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

  "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

  Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk.
The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:

  "MIG-1"/"VMIG-1" - This designation denotes superior credit quality. Excellent protection afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing.

  "MIG-2"/"VMIG-2" - This designation denotes strong credit quality. Margins of protection are ample although not so large as in the preceding group.

  "MIG-3"/"VMIG-3" - This designation denotes acceptable credit. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

  "SG" - This designation denotes speculative-grade credit quality. Debt instruments in this category lack sufficient margins of protection.

  Fitch uses the same ratings for municipal securities as described above for other short-term credit ratings.